UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 6, 2009

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         Effective November 6, 2009, Ecolab’s Board of Directors increased the size of the Board from 11 to 12 members and appointed Victoria J. Reich, Senior Vice President and Chief Financial Officer of  United Stationers Inc., to the Ecolab Board pursuant to the recommendation of the Board’s Governance Committee.  In accordance with Ecolab’s Amended and Restated Certificate of Incorporation, which provides that the classes of directors shall be divided into three classes as nearly equal as possible, Ms. Reich will serve as a Class II director for a term ending in 2012.  Accordingly, with Ms. Reich’s appointment, each of the three classes of directors is comprised of four directors.

Prior to joining United Stationers in 2007, Ms. Reich spent ten years as an executive with Brunswick Corporation and 17 years at General Electric Company in various financial management positions.

Ms. Reich will serve on the Board’s Audit and Finance Committees.  A copy of the News Release issued by Ecolab in connection with this report under Item 5.02(d) is attached as Exhibit (99).

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(99)                                                   Ecolab Inc. News Release dated November 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: November 6, 2009	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated November 6, 2009.	Filed herewith electronically.